AGREEMENT FOR SALE OF MEMBERSHIP INTEREST IN
SIERRA PIPELINE, LLC

This Agreement for Sale of Membership Interest in Sierra Pipeline, LLC ("Agreement") is entered into as of December 18, 2009 (the "Effective Date""), by and between Don Tyner, as seller ("Seller"), and EGPI Firecreek, Inc., as buyer ("Buyer11).

Preliminary Statements

A. Sierra Pipeline, LLC, a Nevada limited liability company (the "Company") was formed by the filing of Articles of Organization with the Secretary of State of the State of Nevada on November 20, 2008.

B. As of the Effective Date, Seller is the sole member of the Company, holding a 100% membership interest (the "Membership Interest").

D. Buyer desires to acquire Seller's entire Membership Interest in the Company, which is equal to a 100% interest (the 'Transferred Interest").

E. Subject to the terms and conditions set forth herein, Seller desires to have the Transferred Interest be purchased by Buyer, and Seller desires to withdraw as a member of the Company.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties as hereinafter set forth, the parties to this Agreement hereby agree as follows:

1. Purchase of Transferred Interest. Subject to the terms and conditions set forth herein, as of the Closing (as denned in Section 3). Seller shall sell, assign and transfer the Transferred Interest to Buyer and voluntarily withdraw as a Member of the Company, and the Transferred Interest shall be purchased by Buyer.

2.        Consideration.

    (a) Stock Deposit. No later than 5:00 P.M. Pacific Time on the Effective Date, Buyer shall deliver an irrevocable instruction letter to Buyer's transfer agent instructing the transfer agent to deliver on January 4, 2010 as hereinafter set forth stock certificates for Two Million Five Hundred Thousand (2,500,000) shares of stock in Buyer (the "Buyer Stock") as a deposit (the "Stock Deposit"), which shall be credited towards the Purchase Price (as defined in Section 2(b)) as provided herein. The Stock Deposit shall be delivered on January 4, 2010 as follows: (i) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock shall be delivered directly to Seller in the names and addresses attached on Schedule 1. and (ii) in accordance with Section 9(a) below, stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock shall be delivered directly to Steven Antebi ("Antebi") in the names and addresses attached on Schedule 1. The Stock Deposit shall be non-refundable to Buyer, except as provided in Section 6(a) of this Agreement. In the event Buyer does not deliver the Stock Deposit as provided above, at Seller's sole discretion this Agreement shall be void, and the parties hereto shall have no obligations hereunder. Seller hereby acknowledges and agrees that until either Closing or earlier termination of this Agreement as provided in Section 2(e) below, the shares of Buyer Stock delivered as the Stock Deposit shall not be sold, hypothecated, transferred, or disposed of in any manner by the recipient of said shares of the Stock Deposit.

(b) Price. The total purchase price for the Transferred Interest (the "Purchase Price") shall be equal to (i) Two Million Five Hundred Thousand Dollars ($2,500,000), payable in certified funds (the "Cash Payment"), plus Five Million (5,000,000) shares of Buyer Stock (the "Stock Payment").

(c) Manner of Payment of Purchase Price. The Purchase Price shall be paid in the following manner: On or prior to the Closing, Buyer shall (i) pay in certified funds or effect a wire transfer of immediately available and verifiable federal funds to an account designated by Seller in an amount equal to the Cash Payment, and (ii) deliver the Stock Payment (less the Stock Deposit) as follows: (a) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock shall be delivered directly to Seller in the names and addresses attached on Schedule 1, and (b) in accordance with Section 9(a) below, stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock shall be delivered directly to Antebi in the names and addresses attached on Schedule 1.

(d) Buyer Stock Registration. Buyer agrees that upon delivery of the Stock Deposit it shall include those shares of Buyer Stock being delivered as the Stock Deposit in its current registration statement, or if necessary, Buyer will file a post effective amendment with respect to those shares of Buyer Stock being delivered as the Stock Deposit. In the event the registration does not become effective prior to the eligibility of an exemption available under Rule 144 under the Securities Act of 1933, then Buyer agrees to permit the removal of the restrictive legend in accordance with the applicable regulations thereof. In accordance with Section 9(a) below, the shares of Buyer Stock being delivered as the Stock Deposit shall be registered as follows: (i) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock shall be registered in the name of Seller, and (ii) stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock shall be registered in the name of Antebi. Buyer further agrees that upon Closing, it shall use its best efforts to include the Stock Payment in its next registration statement that is subsequently filed after Closing or amend its most recent effective registration statement prior to Closing, to register the additional shares of Buyer Stock constituting the Stock Payment as follows: (i) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock to be registered in the name of Seller, and (ii) stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock to be registered in the name of Antebi (pursuant to Section 9(a) below).

(e) Financing Contingency. Buyer's and Seller's obligations under this Agreement shall be contingent upon Buyer securing a commitment acceptable to Buyer for financing for the Cash Payment by no later than February 5, 2010 (the "Contingency Termination Date"), as evidenced by proof in writing of an unconditional and irrevocable commitment to fund such Cash Payment executed by the funding source and, if such funds are from a lending source, an unconditional loan approval (collectively, "Proof of Funds"), which Proof of Funds shall be delivered to Seller by no later than 5:00 P.M. Pacific Time on the Contingency Termination Date. In the event Buyer is unable to secure and deliver to Seller such Proof of Funds by 5:00 P.M. Pacific Time on the Contingency Termination Date, then either Seller or Buyer, each in its sole discretion, may terminate this Agreement by giving written notice to the other party no later than 5:00 P.M. Pacific Time on February 10, 2010, in which case this Agreement shall be void, Seller shall be entitled to retain the Stock Deposit, and the parties hereto shall have no further obligations hereunder.

3. Closing. The closing of the transactions contemplated herein ("Closing") shall occur on or before March 5, 2010 (the "Closing Date"). Closing shall occur by the parties executing, dating, delivering and/or exchanging the instruments and Purchase Price required and/or contemplated by this Agreement. The Purchase Price and Closing Documents (as hereinafter defined) required herein shall be exchanged by the parties not later than 3:00 P.M. Pacific Time on the Closing Date. At the Closing, Seller and Buyer shall deliver the following documents and instruments (collectively, the "Closing Documents"'):

(a) Deliveries by Buyer. At Closing, Buyer shall pay and deliver to Seller the Purchase Price as required by, and in the manner described in, Section 2(c). Furthermore, Buyer shall deliver to Seller or Seller's counsel the original documents required to be delivered by Buyer pursuant to this Agreement, each duly executed and, if required, acknowledged, including without limitation, an executed counterpart of the Assignment of Membership Interest, in the form attached as Exhibit A (the "Assignment"), effective as of the Closing.

(b) Deliveries bv Seller. Seller shall deliver to Buyer or Buyer's counsel the original documents required to be delivered by Seller pursuant to mis Agreement, each duly executed by Seller and, if required, acknowledged, including without limitation:

(i) an executed counterpart of the Assignment, effective as of the Closing; and

(ii) evidence of Seller's resignation as manager of the Company, in the form attached as Exhibit B. effective as of the Closing,

(c) Prorations. The parties agree that Seller shall pay all taxes due and owing on the Property (as defined in Section 4(a)(vi)) through December 31, 2009, and that upon Closing, Buyer shall be responsible for payment of all such taxes which are accruing on the Property from January 1, 2010 but are not due and payable until after the Closing Date.

4.          Representations and Warranties.

(a) Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that as of the Effective Date:

(i)        Seller is the sole member of the Company.

(ii) The Transferred Interest is free and clear of any and all liens, security interests, mortgages, pledges, charging orders, prior assignments and encumbrances of any kind or nature whatsoever. Seller has not previously assigned, transferred or encumbered any or all of the Transferred Interest. The Transferred Interest is not subject to any agreements or understandings among any persons or entities with respect to the voting or transfer thereof.

(iii) Seller has the power, authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement. Assuming due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(iv) Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or, to his knowledge, suffered the filing of an involuntary petition by his creditors, suffered the appointment of a receiver to take possession of substantially ah1 of his assets, suffered the attachment or other judicial seizure of substantially all of his assets, admitted his inability to pay his debts as they come due, or made an offer of settlement, extension or composition to his creditors generally. The consummation of the transactions contemplated by this Agreement, including, without limitation, the conveyance of the Transferred Interests, will not result in Seller becoming insolvent.

(v) Seller (i) is not a person, group, entity or nation described in Section 1 of Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism - 66 Fed. Reg. 49079 (dated September 23, 2001, effective September 24, 2001), (ii) is not a (and is not acting, directly or indirectly, for or on behalf of any) person, group, entity or nation designated by any Executive Order or the United States Treasury Department as a terrorist, a "Specially Designated National" or "Blocked Person," or other banned or blocked person, group, entity or nation pursuant to any applicable laws (i.e., any and all applicable laws, codes, ordinances, orders, rules, regulations and requirements of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities and officers thereof) that are administered or enforced by the Office of Foreign Assets Control, (iii) is not initiating, facilitating or engaging in the transaction contemplated by this Agreement, directly or indirectly, for or on behalf of any such person, group, entity or nation, and (iv) does not engage in any dealings or transactions, and is not otherwise associated, with any such person, group, entity or nation.

(vi) Prior to the Effective Date, the Company acquired all of the right, title and interest of OGC Pipeline, L.L.C., an Oklahoma limited liability company ("OGC") in and to:

(A)     the pipeline commonly known as the Horsecollar Pipeline and having current approximate locations shown on Exhibit C attached hereto and all meters, valves, fittings, pumps, cathodic protection ground beds, anodes, rectifiers, transformers, and any other cathodic protection equipment, locks, rights-of-way markers, and other fixtures, appurtenances and miscellaneous equipment associated with the construction, installation, maintenance, repair, use, placement, relocation and/or operation of the pipeline (collectively, the "Pipeline"); provided, however, such Pipeline identified on Exhibit C attached hereto shall exclude the property transferred to Northeast Shelf Energy, L.L.C. (''Northeast") under the Asset Purchase and Sale Agreement (the "Purchase Agreement"), dated March 2006, between OGC and Oklahoma Gathering Company, as sellers, and Northeast, as buyer, attached hereto as Exhibit D: together with

(B)      rights-of-way,    easements,    permits,    licenses,    leases, prescriptive rights, servitudes, and any other rights of access, agreements and interests in real property, however denominated or characterized, associated with the Pipeline, as more particularly listed on Exhibit E attached hereto, to the extent assignable (collectively referred to hereinafter as the "Easements"); provided, however, the Easements identified on Exhibit E shall exclude all Easements transferred to Northeast Tinder the Purchase Agreement and any portion of said Easements which have been released of record, and further provided that the Pipeline and Easements are subject to that certain use restriction of record as specifically set forth in each such Assignment of Right of Way and Bill of Sale attached as part of Exhibit E: together with

(C)      the   tangible   personal   property,    including,   without limitation, all surveys, engineering plans and drawings, and all books, records, files and documents used in or relating to the ownership, operation or maintenance of the Pipeline (the "Personal Property." and together with the Pipeline and Easements, the "Property"):

(vii) The Company has not caused or consented to any consensual liability, encumbrance or obligation to be placed or imposed upon all or any part of the Property.

(viii) The Company has no liabilities, contingent or otherwise, except as previously disclosed to Buyer, including any and all taxes not yet due and owing and any and all business registration and licensing fees.

(ix) To the best of Seller's knowledge, no litigation has been brought against Seller or the Property during the Company's ownership thereof.

(x) To the best of Seller's knowledge, there are no known tax liens on the Property.

(xi) Seller has not encumbered the Property, nor to the best of Seller's knowledge has the Property been encumbered during the Company's ownership thereof.

(xii) To the best of Seller's knowledge, Seller has not received any written notices of environmental complaints with respect to the Property.

(b)      Representations and Warranties of Buyer. Buyer represents and warrants to Seller that as of the Effective Date:

(i) Buyer has the requisite power and authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement. Assuming due authorization and execution and delivery of this Agreement by Seller, this Agreement constitutes Buyer's legal, valid and binding obligation, enforceable against Buyer in accordance with its terms.

(ii) Buyer has had access to all information it considers necessary regarding the Company and its business, assets, liabilities and financial condition in order to make an informed decision with respect to the purchase of the Transferred Interest, including, without limitation, the value of the Transferred Interest. Further, Buyer has had the opportunity to obtain any and all documents or additional information requested in order to supplement or verify any information so furnished to Buyer or to which Buyer had access.

 (iii) Buyer (i) is not a person, group, entity or nation described in Section 1 of Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism - 66 Fed. Reg. 49079 (dated September 23, 2001, effective September 24, 2001), (ii) is not a (and is not acting, directly or indirectly, for or on behalf of any) person, group, entity or nation designated by any Executive Order or the United States Treasury Department as a terrorist, a "Specially Designated National" or "Blocked Person," or other banned or blocked person, group, entity or nation pursuant to any applicable laws (i.e., any and all applicable laws, codes, ordinances, orders, rules, regulations and requirements of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities and officers thereof) that are administered or enforced by the Office of Foreign Assets Control, (iii) is not initiating, facilitating or engaging in the transaction contemplated by this Agreement, directly or indirectly, for or on behalf of any such person, group, entity or nation, and (iv) does not engage in any dealings or transactions, and is not otherwise associated, with any such person, group, entity or nation.

(c) Survival of Representations and Warranties. In the event any of the representations and warranties in this Section 4 are inaccurate when made, and a party discovers inaccuracy of the same within six (6) months following the Closing Date, such party will not be limited by the default provisions of Section 6 below, but shall have any and all remedies available to such party at law.

5. Conditions to Close. The obligations of each party to proceed with the Closing are subject to the fulfillment at or prior to the Closing Date, of each of the following conditions: (i) each of the representations and warranties of the other party in Section 4 shall be true and correct in all material respects as of the Effective Date and as of the Closing Date; and (ii) all covenants, agreements and obligations contained in this Agreement to be performed or complied with by the other party on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.          Defaults.

(a) Default by Seller. In the event Seller fails to deliver the executed Assignment as of the Closing, provided Buyer has complied with Section 3(a) on or before the Closing Date, Buyer's sole and exclusive remedy shall be to terminate this Agreement by providing written notice delivered to Seller on the Closing Date, in which event Seller and Antebi shall return the Stock Deposit to Buyer and neither party shall have any further rights or obligations hereunder.

(b) Default by Buyer. THE PARTIES AGREE THAT SELLER SHOULD BE COMPENSATED FOR KEEPING THE TRANSFERRED INTEREST OFF THE MARKET DURING THE TERM OF THIS AGREEMENT AND THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES THAT SELLER MAY SUFFER. THEREFORE, IN THE EVENT THAT BUYER DEFAULTS IN ITS OBLIGATION TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION FAILING TO CLOSE BY THE CLOSING DATE, THE PARTIES AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IS AND WILL BE EQUAL TO THE STOCK DEPOSIT, AND THE RETENTION OF THE STOCK DEPOSIT BY SELLER WILL BE SELLER'S EXCLUSIVE REMEDY AT LAW AND IN EQUITY AND WELL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, AND THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR BUYER'S OBLIGATIONS THAT EXPRESSLY SURVIVE, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER.

        Buyer's Initials _______                                          Seller's Initials ________

7.          Disclaimer.

(a) Acknowledgment. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4(A). SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO THE TRANSFERRED INTEREST, THE CONDITION OR DESIGN OF THE PROPERTY OR ANY OTHER ASSETS OWNED BY THE COMPANY, INCLUDING WITHOUT LIMITATION THE PIPELINE AND THE EASEMENTS, OR THE COMPLETENESS OR THE ACCURACY OF ANY DOCUMENTS DELIVERED TO BUYER BY SELLER, INCLUDING WITHOUT LIMITATION THE ACCURACY OF EXHIBITS C. D AND E ATTACHED HERETO. WITHOUT LIMITING THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ZONING, USE RESTRICTIONS, MERCHANTABILITY OF THE PROPERTY, OR ITS FITNESS FOR ANY PURPOSE, OR AS TO THE CONDITION OR QUALITY OF THE PROPERTY, OR AS TO THE VALIDITY OF OR GOOD, VALID TITLE TO THE PIPELINE OR THE EASEMENTS, ALL OF WHICH SELLER HEREBY DISCLAIMS AND EXCLUDES.

(b) "AS IS-WHERE IS".                                            WITHOUT LIMITING THE ACKNOWLEDGEMENT OF THE PARTIES SET FORTH IN SECTION 7(A) ABOVE AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4(A). THE MEMBERSHIP INTERESTS AND ALL PROPERTY, INCLUDING WITHOUT LIMITATION THE PIPELINE AND EASEMENTS OWNED BY THE COMPANY, ARE BEING SOLD "AS IS-WHERE IS" AND WITHOUT ANY WARRANTIES OR REPRESENTATIONS, WITHOUT ANY WARRANTY OF TITLE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AND SELLER NEITHER REPRESENTS NOR WARRANTS TO BUYER THAT SAID EASEMENTS ARE SUFFICIENT IN LAW TO SUPPORT OR ENABLE OR AUTHORIZE THE USE OF THE PIPELINE OR PERSONAL PROPERTY LOCATED THEREON AND PART OF THE PROPERTY OWNED BY THE COMPANY, AND BUYER RELIES UPON SAME AT ITS OWN RISK.

(c) Release. Buyer hereby waives on behalf of itself and its related parties, any and all right to recover from Seller, the Company and from Seller's affiliates, successors, assigns, members, managers, officers, affiliates, employees and agents ("Seller's Related AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES THAT SELLER MAY SUFFER. THEREFORE, IN THE EVENT THAT BUYER DEFAULTS IN ITS OBLIGATION TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION FAILING TO CLOSE BY THE CLOSING DATE, THE PARTIES AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IS AND WILL BE EQUAL TO THE STOCK DEPOSIT, AND THE RETENTION OF THE STOCK DEPOSIT BY SELLER WILL BE SELLER'S EXCLUSIVE REMEDY AT LAW AND IN EQUITY AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, AND THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR BUYER'S OBLIGATIONS THAT EXPRESSLY SURVIVE, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER.

        Buyer's Initials _______                                          Seller's Initials

7.           Disclaimer.

(a) Acknowledgment EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4(A). SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO THE TRANSFERRED INTEREST, THE CONDITION OR DESIGN OF THE PROPERTY OR ANY OTHER ASSETS OWNED BY THE COMPANY, INCLUDING WITHOUT LIMITATION THE PIPELINE AND THE EASEMENTS, OR THE COMPLETENESS OR THE ACCURACY OF ANY DOCUMENTS DELIVERED TO BUYER BY SELLER, INCLUDING WITHOUT LIMITATION THE ACCURACY OF EXHIBITS C. D AND E ATTACHED HERETO. WITHOUT LIMITING THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ZONING, USE RESTRICTIONS, MERCHANTABILITY OF THE PROPERTY, OR ITS FITNESS FOR ANY PURPOSE, OR AS TO THE CONDITION OR QUALITY OF THE PROPERTY, OR AS TO THE VALIDITY OF OR GOOD, VALID TITLE TO THE PIPELINE OR THE EASEMENTS, ALL OF WHICH SELLER HEREBY DISCLAIMS AND EXCLUDES.

(b) "AS IS-WHERE IS".                                             WITHOUT LIMITING THE ACKNOWLEDGEMENT OF THE PARTIES SET FORTH IN SECTION 7(A1 ABOVE AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4fAX THE MEMBERSHIP INTERESTS AND ALL PROPERTY, INCLUDING WITHOUT LIMITATION THE PIPELINE AND EASEMENTS OWNED BY THE COMPANY, ARE BEING SOLD "AS IS-WHERE IS" AND WITHOUT ANY WARRANTIES OR REPRESENTATIONS, WITHOUT ANY WARRANTY OF TITLE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AND SELLER NEITHER REPRESENTS NOR WARRANTS TO BUYER THAT SAID EASEMENTS ARE SUFFICIENT IN LAW TO SUPPORT OR ENABLE OR AUTHORIZE THE USE OF THE PIPELINE OR PERSONAL PROPERTY LOCATED THEREON AND PART OF THE PROPERTY OWNED BY THE COMPANY, AND BUYER RELIES UPON SAME AT ITS OWN RISK.

(c) Release. Buyer hereby waives on behalf of itself and its related parties, any and all right to recover from Seller, the Company and from Seller's affiliates, successors, assigns, members, managers, officers, affiliates, employees and agents ("Seller's Related Parties"), and forever releases and discharges Seller and Seller's Related Parties, from all claims and causes of action of any type whatsoever, including, without limitation, any and all claims sounding in contract, warranty, tort or strict liability, arising out of or in connection with the condition or ownership of the Property.

8. Confidentiality. Prior to Closing, neither party shall disclose, nor permit any third party to disclose, any Confidential Information (as hereinafter defined), including, without limitation, issue any press releases or other public announcements or appear for any media stories or interviews relating to this transaction, without the other party's express prior written consent, other than disclosure required by law or court order, or to a party's environmental consultants, attorneys, engineers, contractors, lenders and other similar third parties having a need to know; provided that the disclosing party shall advise such third parties of the confidentiality requirements set forth herein. Each party may also disclose Confidential Information to the extent required by law, so long as said disclosing party notifies the other party of the disclosing party's need to make such disclosure and cooperates with other party in an effort to narrow or avoid such disclosure or to obtain an adequate confidentiality agreement or protective order to protect the confidentiality of such information. If this Agreement is terminated, Buyer shall return to the extent reasonable all Confidential Information provided by Seller which is in Buyer's possession. "Confidential Information" shall mean the identity of the parties, the terms of this Agreement, including the Purchase Price, and any and all financial, technical, and any and all other information concerning Transferred Interests, the Company and the Property, including engineering, geotechnical and environmental reports and plans, all analyses, inventories, correspondence, market studies or other material prepared by Seller or their representatives, advisors or otherwise, including any of the same that may have been provided to a party by any third party source.

9.          Fees.

(a) In connection with the sale of the Transferred Interest, at such time as Seller receives the Stock Deposit, Seller agrees to pay to Antebi a fee equal to Five Hundred Thousand (500,000) shares of Buyer Stock for his independent consulting services. In addition, on the Closing Date, Seller agrees to pay Antebi a fee equal to (i) Five Hundred Thousand Dollars ($500,000), and (ii) an additional Five Hundred Thousand (500,000) shares of Buyer Stock, for his independent consulting services in connection with this transaction. Seller shall have no obligation to pay Antebi the fees set forth in this Section 9(a) unless and until such time as Seller is in actual receipt of the non-refundable Stock Deposit for such initial payment, and unless and until the transaction closes and Seller is in receipt of the Purchase Price for the additional payment. Furthermore, in the event the Stock Deposit is refunded to Buyer pursuant to Section 6(a) of this Agreement, then Antebi shall return that portion of the Stock Deposit paid to Antebi pursuant to this Section 9(a). For all tax purposes, Antebi shall be treated as an independent contractor.

(b) Neither Buyer nor Seller has dealt with any broker or incurred any obligation to pay a broker's commission or finder's fee in connection with the transaction contemplated herein, other than as herein provided. Each party shall indemnify, defend and hold the other party harmless from and against all expenses, losses, damages and claims, including the other party's attorneys' fees, arising out of any such broker's or finder's claim through said indemnifying party. The provisions of this Section 9(b) shall survive the Closing.

10. Retention of Antebi. Seller agrees that if Buyer desires to retain Antebi's services after the Effective Date, Buyer may do so and Antebi shall be free to negotiate, in good faith, with Buyer on his own behalf.

11.        Miscellaneous.

(a) Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) two business days after being sent by a nationally recognized overnight delivery service or (ii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case at the addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice) set forth below:

To Seller:	Sierra Pipeline, LLC
9807 Highridge
Las Vegas, Nevada 89134
Attention: DonTyner
Facsimile: (702) 838-5991

With a copy to:	Gordon & Silver
Ninth Floor
3960 Howard Hughes Parkway Las Vegas, Nevada, 89169 Facsimile: (702) 369-2666

Buyer:	EGPI Firecreek, Inc.
6564 Smoke Tree Lane Scottsdale, Arizona 85253 Facsimile: (480)443-1403

(b) Entire Agreement. This Agreement shall constitute the entire agreement as to matters expressed herein. There are no representations, agreements, arrangements or understandings (whether oral or written) between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

(c) Amendment. This Agreement may not be amended except upon the express written consent of the parties.

(d) Successors and Assigns. Buyer shall not assign or transfer its rights under this Agreement without the prior written consent of Seller, which consent cannot be unreasonably withheld, except to an existing or newly-formed affiliate of Buyer. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs, executors, administrators, successors and assigns.

(e) Further Assurance. Each party agrees to cooperate with the other party and to execute such additional instruments and documents as may be reasonably necessary or proper in order to carry out the provisions of this Agreement.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. Any litigation arising out of or related to this Agreement shall be instituted and prosecuted only in the appropriate state or federal court situated in Clark County, Nevada.

(g) Attorneys' Fees. Should either party institute any action or proceeding to enforce or interpret this Agreement or any provision hereof, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all reasonable costs and expenses, including reasonable attorneys' fees and costs. The obligations of the parties set forth in this Section lUg) shall survive the Closing as well as any termination of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, or on facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Interpretation. The captions of the sections of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of this Agreement. Any pronouns or references used herein shall be deemed to include the masculine, feminine or neuter genders as appropriate. Any expression in the singular or the plural shall, if appropriate in the context, include both the singular and the plural.

(j) Time of the Essence. Time is of the essence in the performance of each of the terms hereof with respect to the obligations and rights of each party hereto.

(k) No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party (including, any broker), and accordingly, no third party (other than a permitted assignee of this Agreement) shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section IQflc) shall survive the closing of the transaction contemplated by this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

SELLER:

DON TYNER

BUYER:

EGPIFIRECREEK, INC., a Nevada corporation

Its:	ceo
Print Name:	Dennis R. Alexander

11

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

SELLER:

DONTYNER

BUYER:

EGPIFERECREEK, INC., a Nevada corporation

By:
Its:
Print Name:

EXHIBIT A ASSIGNMENT OF MEMBERSHIP

INTEREST

This Assignment of Membership Interest ("Assignment") is entered into, effective as of __________ (the "Effective Date"), between Don Tyner, as assignor ("Assignor'"), and EGPI Firecreek, Inc., as assignee ("Assignee").

Preliminary Statements

A. Assignor is the sole member of Sierra Pipeline, LLC, a Nevada limited liability company (the "Company").

B. In connection with the Agreement for Sale of Membership Interest in Sierra Pipeline, LLC, dated as of December _, 2009, Assignor desires to transfer and assign to Assignee all of Assignor's membership interest, which is a 100% interest, including, all of Assignor's right, title and interest attributable to Assignor's membership interest (the "Transferred Interest").

Assignment NOW,

THEREFORE, the parties agree as follows:

1. Preliminary Statements. The foregoing Preliminary Statements are true and correct and are incorporated herein by this reference.

2. Assignment and Acceptance. Assignor hereby transfers and assigns the Transferred Interest to Assignee. Assignee hereby accepts the foregoing assignment and the withdrawal of Assignor as a member of the Company.

3. Successors. This Assignment shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

4. Counterparts. This Assignment may be executed in any number of counterparts or by annexing signature pages hereto, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Governing Law. The rights and obligations of the parties shall be governed by, and construed in accordance with, the laws of Nevada (excluding that body of law denominated as the choice of law rules).

IN WITNESS WHEREOF, this Assignment has been executed and made effective as of the Effective Date.

ASSIGNOR:

DON TYNER

ASSIGNEE:

EGPIFIRECKEEK, INC., a Nevada corporation

By:

Its:

Print Name:

EXHIBIT B

RESIGNATION

I hereby resign from my position as Manager of Sierra Pipeline, LLC, a Nevada limited liability company effective as of ___________, ____.

Don Tyner

EXHIBIT C

LOCATION OF PIPELINE

See Attached.

EXHIBIT D

PURCHASE AGREEMENT

See attached.

EXHIBIT E

EASEMENTS

See attached.

SCHEDULE 1 NAMES AND ADDRESSES

FOR BUYER STOCK DELIVERY

Stock Deposit

(1)
The stock certificate for the 2,000,000 shares of Buyer Stock being delivered to Seller as part of the Stock Deposit should be delivered in the name of Don Tyner and Nancy Tyner with an address of 9807 Highridge Drive, Las Vegas, NV 89134.

(2)
The stock certificate for the 500,000 shares of Buyer Stock being delivered directly to Antebi as part of the Stock Deposit should be delivered in the name of Steven Antebi with an address of 10550 Fontenelle Way, LA, CA, 90077.

Stock Payment

(1)
The stock certificate for the 2,000,000 shares of Buyer Stock being delivered to Seller as part of the Stock Payment should be delivered in the name of Don Tyner and Nancy Tyner, and/or their nominees, with an address of 9807 Highridge Drive, Las Vegas, NV 89134.

(2)
The stock certificate for the 500,000 shares of Buyer Stock being delivered directly to Antebi as part of the Stock Payment should be delivered in the name of Steven Antebi and/or his nominees with an address of 10550 Fontenelle Way, LA, CA, 90077.